SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 10, 2004

                            MILESTONE SCIENTIFIC INC.
             (Exact name of Registrant as specified in its charter)

              Delaware                          0-26284                     13-3545623
  (State or other jurisdiction of          (Commission File        (IRS Employer Identification
           incorporation)                       Number)                        No.)

220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number, including area code (973) 535-2717

                                       N/A
          (Former name or former address, if changed since last report)

Item 4: Changes in Registrant's Certifying Accountant

      On June 10, 2004, the Registrant engaged Eisner LLP as its Independent Registered Public Accounting Firm and dismissed J.H. Cohn LLP, Milestone's former Independent Registered Public Accounting Firm. The reports of J.H. Cohn LLP for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles

      The decision to change accountants was approved by the Registrant's Audit Committee and its Board of Directors as a whole.

      During 2003 and 2002, and during the period from January 1, 2004 to June 10, 2004, there were no disagreements with J.H. Cohn LLP on accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of J.H. Cohn LLP, would have caused J.H. Cohn LLP to make reference to the subject matter of the disagreement in connection with their report.

      During the two most recent fiscal years and the subsequent interim period preceding the engagement of Eisner LLP, neither the Registrant, nor anyone on its behalf, has consulted Eisner LLP regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to the Registrant that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or
      (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-B).

Item 7: Financial Statements, Pro Forma Financial Statements and Exhibits

            (c)   Exhibits:

                  16.1  Letter from J. H. Cohn LLP dated June 15, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     MILESTONE SCIENTIFIC INC.


                                     By: /s/ Leonard Osser
                                        --------------------------------------
                                        Leonard Osser
                                        Chairman and Chief Executive Officer

Dated: June 15, 2004